UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

BIMI International Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34890	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9th Floor, Building 2, Chongqing Corporation Avenue, Yuzhong District, Chongqing, P. R. China	116000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (8604) 1182209211

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2022, BIMI International Medical Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Chairman’s SPA”) with the Chairman of the Board of the Company, Mr. Fnu Oudom, whereby Mr. Oudom agreed to purchase 12,500,000 shares of common stock of the Company (the “Common Stock”) for $5 million, or $0.40 per share (the “Chairman’s Shares”), subject to the approval of the stockholders of the Company. The purchase price per share reflects a 9% discount on the five-day average closing price of the Common Stock on NASDAQ before signing the SPA (the closing price of the Common Stock on Nasdaq on such date was $0.52). On June 9, 2022, Mr. Oudom provided the Company with $5 million as interim financing in consideration for the issuance of a $5 million subordinated promissory note (the “Chairman’s Note”), bearing no interest, which will become due and payable immediately if the sale of the Chairman’s Shares is not approved by the Company’s stockholders. The Company expects to seek stockholder approval of the sale at the upcoming annual meeting of stockholders. If approved and the Chairman’s Shares are issued, all obligations under the Chairman’s Note will have been performed and discharged in full without any payment of interest. The Company has no obligation to file a registration statement with the SEC for the resale of the Chairman’s Shares.

Based on the number of shares of Common Stock outstanding as of June 9, 2022, the Chairman’s Shares will represent approximately 45% of the Common Stock outstanding post issuance. Accordingly, if the sale of the Chairman’s Shares is approved, Mr. Oudom will have the ability to exercise a significant influence over the Company’s business and affairs and generally have the power to determine all matters submitted to a vote of the Company’s stockholders where all shares vote together as a single class, including the election of directors and approval of significant corporate transactions. Mr. Oudom may make decisions regarding the Company and its business that are opposed to other stockholders’ interests or with which other stockholders’ may disagree. Mr. Oudom’s voting power could have the effect of deterring or preventing a change in control of the Company that might otherwise be beneficial to other stockholders of the Company.

On June 9, 2022, the Company amended the employment agreement with its CEO, Mr. Tiewei Song (the “Song Amendment”), to, among other things, allow the term of his employment agreement to automatically renew every year unless both the Company and Mr. Song agree not to renew in writing and to adjust his annual base salary from $1,000,000 in cash plus 1 million shares of Common Stock to $300,000 in cash only going forward. The Song Amendment also increased the change in control severance payment to which Mr. Song is entitled from $10,000,000 to $20,000,000, in the event Mr. Song’s employment is terminated in connection with a change of control. Mr. Song’s 2021 stock consideration was not subject to stock splits or reverse stock splits per the terms of his employment agreement. In connection with the signing of the Song Amendment, Mr. Song agreed to waive such privileges with respect to his shares of Common Stock in all future stock splits, reverse stock splits and similar transactions.

On June 9, 2022, the Company entered into a waiver and consent agreement (the “Waiver Agreement”) with two institutional investors (each a “Holder” and collectively the “Holders”) with respect to the Company’s obligations under the Securities Purchase Agreement dated November 18, 2021 (the “2021 SPA”) by and among the Company and the Holders. Pursuant to the Waiver Agreement, the Holders waived certain the Company’s obligations under the 2021 SPA with respect to additional issuances of securities (applicable to the Chairman’s Shares) and the issuance of additional debt (applicable to the Chairman’s Note) and the Holders’ right with respect to participation rights (applicable to the Chairman’s Shares). In consideration for the Holders providing the waivers, the Company agreed that it will use $500,000 of the proceeds to pay down portions of each Holder’s promissory note (an aggregate of $1,000,000 for both Holders), half of which amount will be paid upon the issuance of the Chairman’s Note and the remainder will be paid if stockholder approval is obtained.

The foregoing description of the Chairman’s SPA, the Chairman’s Note, the Song Amendment and the Waiver Agreement does not purport to be complete and is qualified in its entirety by reference to the Chairman’s SPA, the Chairman’s Note, the Song Amendment and the Waiver Agreement, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 hereto, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 9, 2022, the Company entered into a stock purchase agreement with the Chairman of the Board of the Company, Mr. Fnu Oudom, whereby Mr. Oudom agreed to purchase 12,500,000 shares of the common stock of the Company (the “Common Stock”) for $5 million, or $0.40 per share (the “Chairman’s Shares”), subject to the approval of the stockholders of the Company. The purchase price per share reflects a 9% discount on the five-day average closing price the Common Stock on NASDAQ before signing the Chairman’s SPA (the closing price of the Common Stock on Nasdaq on such date was $0.52). On June 9, 2022, Mr. Oudom provided the Company with $5 million in interim financing in consideration for the issuance of a $5 million subordinated promissory note (the “Chairman’s Note”), bearing no interest, which will become due and payable immediately if the sale of the Chairman’s Shares is not approved by the Company’s stockholders. The Company expects to seek stockholder approval of the sale at the upcoming annual meeting of stockholders. If approved and the Chairman’s Shares are issued, all obligations under the Chairman’s Note will have been performed and discharged in full without any payment of interest. The Company has no obligation to file a registration statement with the SEC for the resale of the Chairman’s Shares.

Item 8.01 Other Events

On June 10, 2022, the Company issued a press release announcing the entry into of the Chairman’s SPA and the Waiver Agreement.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information under Items 1.01 and 8.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The information in this Current Report on Form 8-K, including Exhibit 99.1, may contain forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein that are not historical facts are considered “forward-looking statements.” Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. The Registrant does not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. The factors discussed herein are expressed from time to time in the Registrant’s filings with the Securities and Exchange Commission available at http://www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Stock Purchase Agreement dated June 9, 2022
4.2	Subordinated Promissory Note dated June 9, 2022
4.3	Amendment to Executive Employment Agreement dated June 9, 2022
4.4	Form of Waiver and Consent Agreement
99.1	Press Release Dated June 10, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2022	BIMI International Medical Inc.

	By:	/s/ Tiewei Song
	Name:	Tiewei Song
	Title:	Chief Executive Officer

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